EXHIBIT 99.2

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 Special General Meeting (SGM)Euronav proposed acquisition of CMB.TECH  Published – 08 January 2024  SGM – 07 February 2024

 Forward-Looking statements  Matters discussed in this presentation may constitute forward-looking statements under U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, the delivery of vessels, the outlook for tanker shipping rates, general industry conditions future operating results of the Company’s vessels, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the failure of counterparties to fully perform their obligations to us, the strength of the world economies and currencies, general market conditions, including changes in tanker vessel charter hire rates and vessel values, changes in demand for tankers, changes in our vessel operating expenses, including dry-docking, crewing and insurance costs, or actions taken by regulatory authorities, ability of customers of our pools to perform their obligations under charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. We undertake no obligation to publicly update or revise any forward-looking statement contained in this presentation, whether as a result of new information, future events or otherwise, except as required by law. In light of the risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.  In addition to these important factors, other important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the risk that the Transaction may not be completed, or if it is completed, that it will close in a timely manner; uncertainty surrounding how many of Euronav’s stockholders will tender their shares in the tender offer; the possibility of business disruptions due to Transaction-related uncertainty and the response of business partners to the announcement, including customers; the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense, indemnification and liability; the failure of counterparties to fully perform their contracts with us; the strength of world economies and currencies; general market conditions, including fluctuations in charter rates and vessel values; changes in demand for tanker vessel capacity; changes in our operating expenses, including bunker prices, dry-docking and insurance costs; the market for our vessels; availability of financing and refinancing; charter counterparty performance,; ability to obtain financing and comply with covenants in such financing arrangements; changes in governmental rules and regulations or actions taken by regulatory authorities; potential liability from pending or future litigation; general domestic and international political conditions; potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires; and other factors. the risk that the Transaction may not be completed, or if it is completed, that it will close in a timely manner; uncertainty surrounding how many of Euronav’s stockholders will tender their shares in the tender offer; the possibility of business disruptions due to Transaction-related uncertainty and the response of business partners to the announcement, including customers; the risk that stockholder litigation in connection with the Transaction may result in significant costs of defense, indemnification and liability; the failure of counterparties to fully perform their contracts with us; the strength of world economies and currencies; general market conditions, including fluctuations in charter rates and vessel values; changes in demand for tanker vessel capacity; changes in our operating expenses, including bunker prices, dry-docking and insurance costs; the market for our vessels; availability of financing and refinancing; charter counterparty performance,; ability to obtain financing and comply with covenants in such financing arrangements; changes in governmental rules and regulations or actions taken by regulatory authorities; potential liability from pending or future litigation; general domestic and international political conditions; potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires; and other factors.  Additional information  The tender offer by CMB NV referred to elsewhere in this presentation has not yet commenced. This presentation is for informational purposes only, and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Euronav NV or any other securities, nor is it a substitute for (i) the prospectus of CMB NV and the response memorandum of the supervisory board of Euronav NV to be approved by the Belgian Financial Services and Markets Authority or (ii) the Tender Offer Statement on Schedule TO and other necessary filings that CMB NV will file with the Securities and Exchange Commission (the “Commission”), and the Solicitation/Recommendation Statement on Schedule 14D-9 and other necessary filings that Euronav NV will file with the Commission, at the time the tender offer is commenced. Any solicitation and offer to buy ordinary shares of Euronav NV will only be made pursuant to a public takeover bid within the meaning of the Belgian Law of 1 April 2007 and the Belgian Royal Decree of 27 April 2007 on public takeover bids addressed to shareholders of Euronav NV wherever located (the “Belgian Offer”) and a concurrent offer to purchase and related tender offer materials in accordance with applicable U.S. federal securities laws addressed to U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended) of Euronav NV’s ordinary shares (the “U.S. Offer"). At the time the tender offer is commenced, CMB NV will file with the Commission a Tender Offer Statement on Schedule TO and other necessary filings, and in connection therewith, Euronav NV will file with the Commission a Solicitation/Recommendation Statement on Schedule 14D-9 and other necessary filings.  The prospectus of CMB NV and the response memorandum of the supervisory board of Euronav NV will contain important information in relation to the Belgian offer. Shareholders of Euronav NV are urged to read these documents carefully when they become available because they will contain important information that shareholders of Euronav NV should consider before making any decision with respect to the Belgian Offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and certain other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information in relation to the U.S. Offer. U.S. holders of Euronav NV’s ordinary shares are urged to read these documents carefully when they become available because they will contain important information that U.S. holders of Euronav NV’s ordinary shares should consider before making any decision with respect to the tender offer U.S. Offer.  When the tender offer is commenced, (i) the prospectus and the response memorandum will be made available for free at the website of Euronav NV, and (ii) the offer to purchase, the related letter of transmittal and the solicitation/recommendation statement and other filings related to the offer will be made available for free at the Commission’s website at www.sec.gov. U.S. holders of Euronav’s ordinary shares also may obtain free copies of the Tender Offer Statement and other offer documents that the Offeror will file with the Commission by contacting the information agent for the tender offer that will be named in the Tender Offer Statement and the Solicitation/Recommendation Statement.

 Presentation topics – Euronav proposed acquisition of CMB.TECH  Context  Company profiles  Key terms: structure, timing, and Share Purchase Agreement  Financial terms  Enterprise value to equity value bridge  Marine division Fair Market Value (FMV), Industry division Discounted Cash Flow (DCF), and H2 Infrastructure division DCF  Fairness opinion  Illustrative balance sheet: Euronav, CMB.TECH, and combined   Investment highlights: CMB.TECH  Expected timing

 1. Context  The proposed Acquisition  Euronav NV, a public limited company incorporated under Belgian law with registered office and administrative office at De Gerlachekaai 20, 2000 Antwerp, Belgium and registered with the Crossroads Bank for Enterprises under number 0860.402.767, business court of Antwerp (“Euronav”), has signed a Share Purchase Agreement on the 22nd of December 2023 with CMB NV, having its registered office at De Gerlachekaai 20, 2000 Antwerp, Belgium and registered with the Crossroads Bank for Enterprises under number 0404.535.431 (“CMB”) for the acquisition of all issued shares in CMB.TECH NV, having its registered office at De Gerlachekaai 20, 2000 Antwerp, Belgium and registered with the Crossroads Bank for Enterprises under number 0766.552.396, business court of Antwerp (“CMB.TECH”), for a purchase price of USD 1.150 billion in cash (the “Acquisition Price”)  Committee of independent directors  The proposed Acquisition was assessed by a committee composed of the independent members of Euronav’s supervisory board in the context of decisions and transactions concerning relations with a related party in accordance with article 7:116 of the Belgian Code on Companies and Associations (“CCA”)  The Committee advised favorably on the Acquisition  The Fairness Opinion  In light thereof, the Committee appointed Degroof Petercam Corporate Finance NV/SA, having its registered office at Guimardstraat 18,1040 Brussels, Belgium and registered at the Crossroads Bank for Entreprises under the number 0864.424.606 (“Degroof Petercam”), to render an independent expert opinion in relation to the fairness of the valuation considered in the proposed Acquisition, in order for the Committee to prepare its advice to the supervisory board of the Company  Degroof Petercam has concluded that “in the context of the intended acquisition announced on all the shares of CMB.TECH, we [Degroof Petercam] are of the opinion that the Acquisition Price is fair to Euronav shareholders.” (1)  Publicly available documents  The following documentation has been made publicly available on the Euronav website (2):  Advice of the committee of the independent members of Euronav’s supervisory board in application of article 7:116 CCA  Share Purchase Agreement dated 22 December 2023  Fairness opinion of Degroof relating to the proposed Acquisition   Closing  The Transaction is also subject to important conditions, including the approval by a special general meeting of Euronav’s shareholders in accordance with Article 7:152 CCA (the “SGM”) and customary waivers of change of control provisions in view of the rollover of certain contracts. The Company and CMB expect to close the Transaction in February 2024  Special General Meeting  Euronav has convened a special general meeting to approve the Acquisition in accordance with Article 7:152 of the CCA, which is to take place on 7 February 2024.   This information note has been prepared by Euronav in the framework of the SGM to provide its shareholders with relevant information in relation to the items on the agenda.  (1) Based upon the analysis and qualified in its entirety by the statements in the fairness opinion. See section 5 below.  (2) https://www.euronav.com/investors/legal-information/sgm/2024/  4

 Industry-leading shareholder returns, tier 1 customer portfolio, and at the centre of the on-going energy transition. Older tanker tonnage provides excellent opportunities to recycle capital into more future-proof (tanker) tonnage.  2nd largest quoted crude oil tanker company   Shareholder return  Euronav in numbers  VLCC  Suezmax  FSO  Type  # of vessels  Average age(1)  9.9 years  7.8 years  Ship on water  Under construction  Trading  Storage  Stock listed platform  Euronav is the world’s second largest independent quoted crude oil tanker company (dwt) engaged in the ocean transportation and storage of crude oil  Sustainability is a core value at Euronav   Fleet rejuvenation and future-proof(2) newbuilding program at the heart of its long-term value creation strategy  $1.5bn   Cash dividends  $200m   Share buyback  $3.5 bn  Market Cap  on 14/12/2023  NH3  Each $5k per day uplift in VLCC and Suezmax rates improves EBITDA by $70m   $ 70 million  + $ 5,000   per day  $ 210 million  + $ 15,000   per day  $ 350million  + $ 25,000   per day  $ 770 million  + $ 55,000   per day  BASE  since 2015  2. Company profile – Euronav  (1) Age calculation: new building fleet set at 0 years.  (2) For purposes of this presentation, “future-proof” means owning and operating efficient low-carbon emitting ships and/or ships powered by hydrogen and/or ships powered by ammonia.  (3) These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.  (3)   Uplift in rates:  5

 Total of 60+46 vessels with an average age of 0.17 years (1)  Category (2)  52+10 off-shore wind  1+4 container  2+26 dry-bulk  2+6 chemical  3 other  50 conventional  NH3  21 dual fuel hydrogen  Energy  (1) Age calculation: new building fleet set at 0, excluding CTV’s (Avg. age 8.9 years) (2) Data format: fleet on the water + new building orders  CMB.TECH’s business model is to own/lease out or sell assets to customers looking for low/zero carbon solutions.  CMB.TECH solves the chicken and egg discussion by offering H2 and NH3 molecules, either through own production or by sourcing it from third party producers.  35  ammonia ready  ammonia fitted  CMB.TECH marine in numbers  2. Company profile – CMB.TECH  6  Design, building and operate a future-proof fleet   powered by hydrogen and ammonia:  Design and retrofit of port and industrial applications to run on hydrogen – in cooperation with leading OEMs and port operators  Technology and infrastructure to produce and distribute green H2 and NH3, the fuelof the future  A well-equipped technology centre powered by highly skilled engineers specialized in H2 systems  H2 infrastructure  Technology & Dev  Industry  Chemical tankers powered by NH3  Dry-Bulk carriers powered by NH3  Container vessels powered by NH3  Marine  Crew Transfer Vessels (CTV) powered by H2Commissioning service operationvessels (CSOV) powered by H2  Suezmax tankers / VLCC tankersFloating Storage and Offloading unitsStorage tankers (FSO)  Tugboats powered by H2Ferry units powered by H2

 Q4 2021  BeHydro launches the first hydrogen-powered dual-fuel engine  Launch of first multimodal hydrogen refuelling station   Launch of hydrogen-powered truck & launch of hydrogen-powered excavator  BeHydro launches 100% hydrogen engines for heavy-duty applications  Volvo Penta & CMB.TECH partner on dual fuel hydrogen engines  Opening CMB.TECH dual fuel workshop  WinGD and CMB.TECH agree to co-develop large ammonia-fuelled two-stroke engines  ATS & CMB.TECH launch World's First Hydrogen Dual Fuel Straddle Carrier  2017  2020  2020  2021  2021  2021  2022  2022  2022  2023  2023  2023  Time  Technology performance and scalability  2. Company profile – CMB.TECH evolution over time  52+5 CTV  2+6 25.000 dwt chem  1+3 6,000 TEU  2+24 Newcastlemax  3 Other  0+2 5000 dwt  0+1 1,400 TEU  0+5 CSOV  44+6 CTV  0+4 25.000 dwt chem  0+12 6,000 TEU  0+8 Newcastlemax  3 Other  2 years  47+30  ~FMV $ 1,787 million (1)  60+46  FMV $ 3,402 million (2)  Marine  H2 infra and industry  (1) Based on data of VesselsValue Ltd. of 01/01/2022. CTV valuation based on 28/11/2023. VesselsValue Ltd. has not consented to the use of its name in this presentation, nor has it endorsed the transaction or made any recommendations relating thereto.  (2) Based on valuations as of 28/11/2023. Fair Market Value (FMV) sources: Arrow, BRS, Howe Robinson, Maersk Broker, SSY, and Hagland Shipbrokers. These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.  CMB, ITOCHU Corporation and Nippon Coke & Engineering Company join forces to build a company dedicated to local hydrogen production  Cleanergy Solutions Namibia kicks off construction works for Africa's first public refuelling station with onsite green hydrogen production  Q4 2023  7  Delivery of the world’s first hydrogen powered ship, Hydroville, powered by CMB.TECH’s converted Volvo Penta D4 engines  Delivery of Asia’s first hydrogen powered ferry, HydroBingo, powered by CMB.TECH’s converted Volvo Penta D13 engines  2023  Delivery of the world’s first hydrogen powered tugboat, Hydrotug, powered by 2 x 2MW BeHydro engines

 3. Key terms: transaction structure and timing  Corporate governance safeguards  In accordance with Article 7:116 of the CCA, the Committee of Independent Directors of Euronav appointed Degroof Petercam as Independent expert to advise on the fairness of the Acquisition Price for CMB.TECH  Following the recommendation by the Committee of Independent Directors, which was also reviewed by Euronav’s statutory auditor, the Supervisory Board of Euronav has approved the Transaction  In accordance with Article 7:152 of the CCA, the approval of Euronav’s shareholders at the SGM is required  Location  Intention to maintain all current offices of Euronav and CMB.TECH  Headquarters will remain in Antwerp, Belgium  Euronav leadership & governance remains unchanged  CEO: Alexander Saverys  CFO: Ludovic Saverys  Supervisory Board composed of Marc Saverys (chairman), Bjarte Bøe, Patrick De Brabandere and 3 independent directors (Patrick Molis, Catharina Scheers, Julie De Nul)  Closing conditions  Approval of Euronav’s shareholders at the SGM pursuant to Article 7:152 of the CCA  Customary change of control waivers in view of the rollover of certain CMB.TECH contracts  Long-stop date of 30 June 2024  Time to completion  Announcement on 22 December 2023  Planned SGM on 7 February 2024, with closing expected to take place on or about the same date  Purchase Price  $ 1.150 billion in cash  More information regarding the financial terms of the Acquisition can be found in the joint press release by Euronav and CMB announcing the Transaction of 22 December 2023 and the fairness opinion issued by Degroof Petercam  Due Diligence  Euronav engaged the following professional advisors to perform due diligence investigations in view of the CMB.TECH Group: Linklaters LLP (in respect of corporate and general legal matters), Watson Farley & Williams LLP (in respect of certain shipping related information) and Monard Law BV and Evelyn Partners LLP (both in respect of tax)  Additionally, Euronav’s inhouse legal department performed due diligence in respect of insurance  8

 3. Key terms: Share Purchase Agreement  In addition to the purchase price and conditions precedent described on the previous slide, the Share Purchase Agreement of 22 December 2023 includes the following key terms:  9  Additional funding  Prior to the SPA closing, CMB may, to the extent necessary in view of contractual commitments or obligations of CMB.TECH and its subsidiaries (the “CMB.TECH Group”), investments or capital expenditure contemplated by the business plan of the CMB.TECH Group or otherwise agreed upon between the CMB and Euronav, provide additional funding to the CMB.TECH Group by means of shareholder loans at an interest not exceeding SOFR + 2% per year. At Closing, the Additional Funding will be paid in cash to CMB  Prior consent of Euronav is required for any Additional Funding in excess of an aggregate amount of USD 65 million  Warranties  The SPA contains a customary set of fundamental and business warranties by CMB to Euronav in respect of the CMB.TECH Group  Leakage protection  The SPA contains leakage protection for Euronav for any value extraction by CMB from the CMB.TECH Group between 30 June 2023 and the closing date  Interim covenants  The SPA contains customary pre-closing covenants, including restrictions on the conduct of business of the CMB.TECH Group between the date of the SPA and closing and the termination of certain cross-perimeter agreements  Indemnification and Warranty & Indemnity (W&I) insurance  CMB undertakes to indemnify Euronav for breach of CMB’s warranties in the SPA, subject to customary limitations  In addition to the indemnification provided by CMB, Euronav is planning to obtain, prior to closing of the Transaction, W&I insurance to cover CMB’s warranties in the SPA. The insurance would become the first (but not sole) recourse for claims of breach of CMB’s warranties  Any amounts payable under or in relation to the W&I Insurance (including any premiums, broker fees or costs as well as any taxes related thereto) to be borne by CMB by means of a deduction from the Purchase Price  Rights to name and IP rights  CMB transfers all rights to the CMB.TECH name to Euronav for no additional consideration   In this respect, CMB shall assign to CMB.TECH any rights to the “CMB.TECH” sign as well as any trademarks, trade names, domain names, copyrights and similar IP rights. Furthermore, CMB shall grant a royalty-free license to Euronav for the use of “Bocimar”, “Bochem” and “Delphis” signs  Priority right to certain charters  Euronav to have a priority right to any potential charters for a term exceeding three months for which both vessels owned by Euronav or its affiliates and vessels owned by the CMB Group (with the exclusion of Euronav and its affiliates) compete, always provided (i) that these vessels are of a similar design and age profile and (ii) are not operating under the same revenue sharing agreement  CMB shall not charge any consideration or fee to Euronav for the (application of the) priority right

 Note: Based on valuations as of 28/11/2023. Fair Market Value (FMV) sources: Arrow, BRS, Howe Robinson, Maersk Broker, SSY, and Hagland Shipbrokers. Others: Tugboats & Ferries. These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.  Discounted cash Flow (DCF): intrinsic and prospective method valuing the business until end of holding period through its future free cash flows discounted using the weighted average cost of capital (WACC) to obtain Enterprise Value (EV).  (1)  (1)  H2 Infrastructure DCF  $ 22  (-) Overheads and HQ Costs DCF  $ 3,649  Enterprise Value  $ 510  $ 1,888  $ 361  $ 1,625  (-) Net Debt Total Nominal 0utstanding Capital Commitments  $ 1,153  Equity Value  Dry Bulk FMV  $ 441  Container FMV  $ 394  Chemical FMV  $ 679  Off-Shore Wind, Others FMV  $ 181  Industry DCF  $ 89  $ 1,986  (-) Net Debt Net Existing Finacial Debt  67 Vessels  5 Vessels  28 Vessels  8 Vessels  In $ millions  Unfunded – comes from Euronav cash  4.a. Financial terms: enterprise value to equity value bridge  Secured – rolled over  Financial terms  The Acquisition Price for 100% of the shares in CMB.TECH is $ 1.150 billion in cash. Approximate enterprise value of $ 3.649 billion and an equity value of $ 1.150 billion  The transaction includes $ 2.496 billion roll-over debt (bank, leasing and shipyard liabilities). This includes:  Net existing financial debt of $ 510 million  Total nominal outstanding capital commitments of $ 1.986 billion – to be paid over the coming 3 years: (i) $ 1.625 billion has been secured and will be rolled over; (ii) remaining unfunded capital commitment of $ 361 million will come from Euronav’s own cash.   Financing by Euronav  The Acquisition Price will be financed by Euronav from the cash proceeds of the sale of 24 VLCCs fleet to Frontline plc (which was announced by Euronav on 9 October 2023)  10

 4.b. Financial terms: Marine division FMV  11  52+5 CTV  67 Vessels  5 Vessels  28 Vessels  8 Vessels  $ 679  $ 1,888  Marine FMV  $ 3,402  $ 394  $ 441  2+6 25.000 dwt chem  1+3 6,000 TEU  2+24 Newcastlemax  3 Other  Broker 1  Average FMV/vessel  Broker 2  Average FMV/vessel  Broker 3   Average FMV/vessel  Broker 4  Average FMV/vessel  Broker 5  Average FMV/vessel  Broker 6  Average FMV/vessel  Internal valuation  Average FMV/vessel  Sub Total FMV  $ 2.4  $ 6.0  Newbuilding CTVs  $ 51.2  $ 47.2  $ 104.0  $ 90.0  $ 71.7  $ 71.7  0+2 5000 dwt  $ 11.7  0+1 1,400 TEU  0+5 CSOV  $ 76.5  $ 12.4  Hydrotug  $ 1.0   Hydroville/Hydrobingo  $ 164.2 (1)  $ 393.8  $ 388  $ 1,864  $ 23,5  $ 52.7  $ 500.0 (2)  $ 14.6  In $ millions  Total FMV  $ 679  $ 394  $ 441  $ 1,888  Calculation methodology:  FMV basis 28 November 2023  Brokers used: Arrow, BRS, Howe Robinson, Maersk Broker, SSY, and Hagland Shipbrokers (1)  Desk appraisals without physical inspection  Average of FMV if multiple broker reports were available  FMV includes value of charter (if applicable)  No valuation has been requested for the NB CTVs, NB 1400 TEU (value assumed to be equal to the contract price)  No valuation was provided for Hydroville and Hydrobingo – internal assessment made  FMV represents the % share in case of JV’s  (1) A 25% premium to FMV has been applied to reflect the Windcat platform's premium offering in terms of predominant numberof CTV vessels in the market, global recognition, unique contractual operational know-how ($ 33 million)  (2) CSOV broker valuation has been complemented to reflect the H2 dual fuel capabilities. 1 more CSOV option is held by CMB.TECH NV and has been valued accordingly  $ 52.7  $ 6.8  CSOV H2 premium  (1) These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.

 4.b. Financial terms: Industry division DCF  12  Calculation methodology & comments:  Valuation as of 31 December 2023  Normative year reached in 2044 (20-year DCF)  Perpetual growth rate (PGR) of 2,5% in line with peers average  Normative EBITDA margin of 19% in line with best-in class industrial margins  WACC of 10.5% based on bottom-up calculation  $ million  (# units)  2024E  2025E  2026E   Truck  18.0  (75 #)  35.9  (150 #)  39.5  (165 #)   Generator  0.2  (10 #)  0.6  (30 #)  0.8  (36 #)   Port Equipment  0.8  (5 #)  0.8  (5 #)  6.1  (40 #)   Behydro  3.2  (9 #)  7.4  (21 #)  12.6  (36 #)   Locomotive  -  -  (2 #)  0.8  (4 #)  Total Revenue  22.1  44.7  59.8  OPEX  -15.2  -31.1  -40.9  EBITDA  0.8  7.4  12.6  EBIT  0.8  7.4  12.3  NOPAT  0.6  5.5  9.3  Free Cash Flow  0.6  2.8  4.1  Discounted Cash Flow  0.6  2.4  3.2  Business plan (in $ million)  Equity value (in $ million)  WACC  10.5%  Perpetual growth rate  2.5%  Present value of Free Cash Flow  116  Present value of Terminal Value  65  Perpetual Growth Rate (%)  -0.4%  -0.2%  -  +0.2%  +0.4%  2.1%  2.3%  2.5%  2.7%  2.9%  -0.4%  10.1%  192  193  195  198  200   -0.2%  10.3%  184  186  188  190  192  -  10.5%  178  179  181  183  185  +0.2%  10.7%   171  173  174  176  178  +0.4%  10.9%   165  167  168  170  171  WACC (%)  Enterprise value (in $ million)     Financials in group share for Engineering (100%), Truck (100%), Generator (100%), BeHydro (50%), Port equipment (100%) and Locomotive (50%); Capex mainly represents acquisition;   EV=EqV as debt free cash free  Macroeconomic assumption 2% inflation on the costs of allocated FTEs from Engineering division  Net working capital variation assumed to be nil for all segments  Terminal Value: calculated using the Gordon Shapiro formula

 4.b. Financial terms: Industry division DCF  13  Business plan – main operational assumptions  Truck  Generator  BeHydro  Port  Locomotive  Fixed price by truck times number of trucks sold  Number of trucks sold assumed to grow by 10% until 2030 and 5% onwards  Revenue  Overhead costs: allocated full time equivalents (FTEs) from the Engineering division  No maintenance capex required as all applications are sold hence no depreciation & amortization (D&A)  Overhead & CAPEX  Fixed price by generator times number of generators sold  Number of generators sold assumed to grow by 20%  Fixed price by engine times number of engines sold  Number of engines sold assumed to grow by 10%  Fixed price by straddle carrier retrofit kit times number of kits sold  Number of kits sold forecasted to grow over the business plan period  Locomotive leased on annual basis  Number of locomotives to reach 20 in 2030 then assumed to grow annually by 5%  D&A: Linear depreciation of locomotives over 10 years   Overhead costs: allocated FTEs from Engineering division  Capex corresponding to locomotive acquisition and retrofitting cost  Includes the cost per truck and the retrofit cost which are assumed to be constant over the business plan period  OPEX  Includes the retrofit cost per generator which is assumed to be constant over the business plan period  Includes the cost per engine which is assumed to be constant over the business plan period  Includes the cost per straddle carrier retrofit kit which is assumed to be constant over the business plan period  Includes yearly maintenance per locomotive, assumed to be constant over the business plan period  Ownership  100% CMB.TECH  100% CMB.TECH  50% CMB.TECH  100% CMB.TECH  50% CMB.TECH

 4.b. Financial terms: H2 infrastructure division DCF  14  $ million  2024E  2025E  2026E  2027E  2028E  2029E  2030E  2031E  PV2Fuel pilot  -  -  1.3  1.3  1.3  1.4  1.4  1.4  PV2Fuel  -  -  -  -  -  117.8  120.2  122.6  Refueling station  1.5  1.4  1.4  1.4  1.4  1.3  1.3  1.3  Total Revenue  1.5  1.4  2.7  2.7  2.8  120.5  122.9  125.3  OPEX  -1.0  -1.3  -1.8  -1.7  -1.7  -18.5  -18.6  -19.0  EBITDA  -0.9  -1.5  -0.7  -0.6  -0.6  100.3  102.5  104.5  EBIT  -1.1  -1.7  -1.5  -1.4  -1.3  73.1  75.3  77.3  NOPAT  -1.1  -1.7  -1.5  -1.4  -1.3  49.7  51.2  52.6  Free Cash Flow  -20.1  -71.0  -277.4  -300.0  -132.0  76.9  78.4  79.8  Discounted CF  -19.0  -60.4  -214.7  -213.6  -87.4  47.9  44.8  41.8  Business plan (in $ million)  Equity value (in $ million)  WACC 24E-29E  12.0%  WACC 30E-31E  9.0%  Perpetual growth rate  2.5%  Present value of Free Cash Flow  -126  Present value of Terminal Value  215  Perpetual Growth Rate (%)  -0.2%  -0.1%  -  +0.1%  +0.2%  2.3%  2.4%  2.5%  2.6%  2.7%  -0.5%  8.5%  140  144  149  154  158  -0.25%  8.8%  110  114  118  122  126  -  9.0%  82  85  89  92  96  +0.25%  9.3%  56  59  62  65  69  +0.5%  9.5%  32  35  37  40  43  WACC (%)  Enterprise value (in $ million)  Calculation methodology & comments:  Valuation as of 31 December 2023  Normative year reached in 2044 (20-year DCF)  Perpetual growth rate (PGR) of 2,5% in line with selected peers average  Normative EBITDA margin of 84.6% in line with the average EBITDA margin since FCF breakeven in 2029E until the end of the forecast period  Rolling WACC retained: 12.0% in 2024E and 9.0% from 2030E onwards, with linear interpolation between 2024E and 2030E     Financials in group share for PV2Fuel pilot (49%), PV2Fuel (25%) and Refueling station (100%)   EV=EqV as debt free cash free  Implied tax rate resulting from H2 Infra consolidated cash-flows  Macroeconomic assumptions: 2% inflation on the costs of allocated FTEs from Engineering division, opex inflation of 1%, and inflation on green ammonia’s price of 2%  Net working capital variation assumed to be nil for all segments  Terminal Value: calculated using the Gordon Shapiro formula

 4.b. Financial terms: H2 infrastructure division DCF  15  PV2Fuel Pilot  PV2Fuel  Refueling Station  Green ammonia price per kg times volume produced  Revenue  D&A: Linear depreciation of the equipment  Overhead costs: allocated FTEs from Engineering division  Overhead  Green ammonia price per kg times volume produced  Volume of hydrogen produced times hydrogen price which is assumed flat from 2029E onwards  Includes the various costs associated with the facilities  OPEX   Includes the various costs associated with the facilities  Includes fixed and variable costs (electricity, water and other)   Maintenance costs  Business plan – main operational assumptions  CAPEX  Capex includes group’s share of investment  Replacement and maintenance capex are treated as opex hence no additional depreciation  Total capex of circa $ 40 million (excluding subsidy)  Capex includes group’s share of investment  Replacement and maintenance capex are treated as opex hence no additional depreciation  Total capex of circa $ 3.1 billion   Capex includes group’s share of investment Replacement and maintenance capex are treated as opex hence no additional depreciation  Total capex of circa $ 4.4 million  Status  Construction ongoing, delivery expected June 2024  Front End Engineering Design (FEED) phase on-going  Final Investment Decision (FID) – Q4 2024  In operation expected 2029  Delivered & in operation  Ownership  49% CMB.TECH  25% CMB.TECH  100% CMB.TECH

 5. Fairness opinion  Extract out of the fairness opinion performed by Degroof Petercam(1)  Estimated Equity Value of CMB.TECH based on the DCF valuation method within the range of $ 1,157-1,449 million(1) with a midpoint of $ 1,302 million.   Secondary method, the NAV, yields a valuation range of $ 1,105-1,435 million(2) with a midpoint of $ 1,327 million  Based on the aforementioned valuation range for the primary and secondary valuation method, Degroof Petercam concluded that the Acquisition Price is within its valuation range  Hence, in the context of the intended Acquisition announced on all the shares of CMB.TECH, Degroof Petercam is of the opinion that the Acquisition Price is fair to Euronav shareholders  (1) Fairness opinion of Degroof Petercam is available at Euronav’s website: https://www.euronav.com/media/67615/20231222_project-cmb2_valuation-opinion_.pdf  (2) Based on the maximum and minimum of the upper and lower limits of each sensitivity  (3) WACC = weighted-average cost of capital  CMB.TECH acquisition price is at the lower end of the valuation range  16  (3)

 5. Fairness opinion: agreed valuation versus fairness opinion   Overall, the Enterprise Value is aligned between the internal valuation exercise, and the fairness opinion performed by Degroof Petercam  Differing methodology in regard of the capital commitments (discounted capital commitments versus capital commitments)  Marine FMV  181  Industry DCF  89  H2 Infrastructure DCF  22  (-) Overheads and HQ Costs DCF  Enterprise Value  2,496  (-) Net Debt  Equity Value  3,649  3,402  1,153  215  57  0  2,321  1,327  3,648  3,377  Agreed valuation  Degroof Petercam valuation  Note: Based on valuations as of 28/11/2023. Fair Market Value (FMV) sources: Arrow, BRS, Howe Robinson, Maersk Broker, SSY, and Hagland Shipbrokers. Others: Tugboats & Ferries. These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.  Discounted Cash Flow (DCF)  17

 6. Illustrative balance sheet(1): Euronav, CMB.TECH, and combined   18  in k USD  EURONAV   15/02/2024  CMB.TECH   15/02/2024  COMBINED 15/02/2024  CMB.TECH   acquisition price  CMB - CMB.TECH receivable settlement  Other consolidation entries  Illustrative  15/02/2024  ASSETS                          NON-CURRENT ASSETS  1.840.681  991.094  2.831.775  1.150.000  0  -1.150.000  2.831.775              Vessels  1.711.995  426.344  2.138.339  2.138.339  Assets under construction  82.264  525.233  607.497  607.497  CMB.TECH participation  0  0  0  1.150.000  -1.150.000  0  Other non-current assets  46.422  39.517  85.939  85.939              CURRENT ASSETS  2.066.938  49.696  2.116.634  -1.150.000  0  -65.000  901.634              Trade and other receivables  242.496  39.899  282.395  65.000  -65.000  282.395  Cash and cash equivalents  1.823.642  0  1.823.642  -1.150.000  -65.000  608.642  Other current assets  800  9.797  10.597  10.597              TOTAL ASSETS  3.907.619  1.040.790  4.948.409  0  0  -1.215.000  3.733.409              EQUITY and LIABILITIES                          EQUITY  2.843.007  361.371  3.204.378  0  0  -1.150.000  2.054.378              Equity attributable to equity holders of the Company  2.843.007  361.371  3.204.378  -1.150.000  2.054.378  Non-controlling interest  0  0  0  0              NON-CURRENT LIABILITIES  737.290  552.446  1.289.736  0  0  0  1.289.736              Loans and borrowings  735.302  552.334  1.287.636  1.287.636  Other non-current liabilaties  1.988  112  2.100  2.100              CURRENT LIABILITIES  327.322  126.973  454.296  0  0  -65.000  389.296              Loans and borrowings  254.199  113.051  367.250  -65.000  302.250  Trade and other payables  70.313  13.570  83.883  83.883  Other current liabilities  2.811  352  3.163  3.163              TOTAL EQUITY and LIABILITIES   3.907.619  1.040.790  4.948.409  0  0  -1.215.000  3.733.409  (1) The Balance Sheet is provided for illustrative purposes only, is not a pro forma, is not based on historical financial data and has not been reviewed by Euronav’s auditors.

 Other  CMB’s cleantech marine division – ready to scale rapidly  52+10 Vessels  1+4  Vessels  2+26 Vessels  2+6   Vessels  3Vessels  Zero-carbon maritime solutions  CMB.TECH builds, owns, operates and designs large marine applications that run on hydrogen and ammonia  CMB.TECH also offers hydrogen and ammonia fuel to its customers, either through own production or bysourcing it from third party producers (and thereby solving the industry dilemma)  CMB.TECH uses proven and accredited monofuel and dual fuel combustion engines that use hydrogen and ammonia  Ideally positioned in the growing market of sustainable shipping  Positioned for the global fuel transition  Energy demand expected to turn from 80% fossil and 20% electricity to 80% clean molecules and green electricity by 2050.Energy demand supplied from hydrogen is expected to witness north of 25% CAGR next 30 years  Increasing premium on TC rates for low-carbon vessels  Regulatory framework (e.g. EU ETS, FuelEU, IMO) supporting the commercial attractiveness of the future-proof CMB.TECH fleet  Economic highlights  Enterprise value of 3,649 million USD  Equity value of 1,153 million USD  Diversified, young, and growing fleet  Exposed to attractive end markets  Diversification across different shipping types enables investment for the future through shipping cycles: offshore wind vessels, dry-bulk vessels, chemical tankers, container vessels, and other segment (H2 tug & H2 ferry)  Extensive project pipeline of 46 committed new building vessels for delivery – and a pipeline of + 125 vessels  $ 1888  FMV  $ 394  FMV  $ 441  FMV  $ 631  FMV  $ 15,3  FMV  Fair Market Value (FMV) sources: Arrow, BRS, Howe Robinson, Maersk Broker, SSY, and Hagland Shipbrokers – basis fleet on the water + new building orders. These firms have not consented to the use of their names in this presentation, nor have they endorsed the transaction or made any recommendations relating thereto.   Data format Vessels count: fleet on the water+ new building orders  Offshore wind  Dry Bulk  Chemical  Container  7. Investment highlights: CMB.TECH  $ in millions  19

 The reference in sustainable shipping  Creating value through a diversified fleet and a strong focus on decarbonization  Use, produce, distribute, and carrylow carbon fuels  Best-in-class tanker platform  High-quality asset base: VLCC,Suezmax, and FSO  Strong customer portfolio at the centerof the energy transition  Market leader in green ships  Modern fleet comprising over 100low-carbon future-proof vessels expected (1)  Integrated hydrogen andammonia value chain  The only investable diversified green shipping platform for ESG fundsand investors  Intended to continue NYSE and EURONEXT listings under future symbol “CMBT”  (1) Upon completion of newbuilding deliveries expected in 2026  (2) After the closing of the acquisition transaction and CMB’s announced mandatory take-over bid for all shares in Euronav that CMB and its affiliates do not currently own (the “MTO”), Euronav will propose to its shareholders to change its corporate name to “CMB.TECH NV” and CMB.TECH will change its corporate name. The trading symbol for the re-named company will also be changed to “CMBT” on both the NYSE and BE Euronext.  ~ 6.8 $ Billion  Marine Asset FMV  (fleet on the water + new building orders)  53.37%  Strong anchor shareholder CMB   (entailing voting rights)  7. Creation of the leading, future-proof shipping platform  (2)  Euronav to be renamed  20

 8. Expected Timing  (1) The offer price may be further reduced by the gross amount of any future dividends distributions paid by Euronav to its shareholders with an ex-dividend date prior to the end of acceptance period in settlement date of the MTO.  21  CMB and Frontline plc/ Famatown Finance Ltd, reach an agreement on a transaction that puts an end to the deadlock arising from their entrenched differences over the future strategy of the company  Agreement  Euronav and CMB announced that they entered into a SPA for the acquisition of 100% of the share in CMB.TECH  Announcement of CMB.TECH transaction  As a consequence of exceeding the 30% threshold in November 2023 – CMB will offer all shareholders $ 17.86, i.e. $ 18.43 minus dividend of $ 0.57 paid in December 2023 (1)  Target for Euronav to remain listed on NYSE and EURONEXT  Close MandatoryTake-Over Bid  Shareholders approve conditionality of (i) Frontline’s acquisition of 24 VLCC for 2.35 billion USD and (ii) termination of arbitration case against Frontline plc / Famatown Finance Ltd, following which CMB acquired Frontline’s 26.12% stake for $ 18.43 and a new Euronav Supervisory Board and Management Board was installed  SGM - Special Shareholder Meeting  SGM scheduled on 7 February 2023 to approve CMB.TECH transaction  (pursuant to Art. 7:152 CCA)  Expected closing of the transaction  SGM - Special Shareholder Meeting  22 December 2023  15 March 2024  21/22 November 2023  February 2024  09 October 2023  Capital Market Day   12 January 2024   Euronav intends to change name to CMB.TECH   (CMBT NYSE / BE EURONEXT)   Convening of SGM to approve CMB.TECH transaction  Targeted approval date of MTO Prospectus   CMB expects to launch MTO for Euronav on 14 February 2024